Exhibit 10.13(c)

To:	Endeavour International Corporation and each of the other Obligors

From:	BNP Paribas (as Agent and Security Trustee)

Date:	5 February 2010
Dear Sirs
$225,000,000 revolving loan and letter of credit facility agreement dated 30 October 2006 between, among others, Endeavour International Corporation and BNP Paribas (as amended from time to time) (the “Facility Agreement”)
1.	INTRODUCTION

1.1	General

We refer to the Facility Agreement. We also refer to Company’s recent request for relevant consents to be provided under the Facility Agreement and/or the Intercreditor Agreement in order for the Junior Facility and the New Security to be effected.

1.2	Definitions and construction
1.2.1	Unless otherwise defined in this letter, terms defined in the Facility Agreement (whether expressly or by incorporation) shall have the same meaning when used in this letter.

1.2.2	Unless otherwise specified, references in this letter to clauses are references to clauses of the Facility Agreement.

1.2.3	In this letter:

“Existing Second Lien Credit Agreement” means the Second Lien Credit Agreement (as defined under the Intercreditor Agreement before the same is amended pursuant to paragraph 2.3.2 (Conditions) below).

“Intercreditor Amendment” means each amendment to the Intercreditor Agreement which is highlighted in the blacklined version of the Intercreditor Agreement set out in Appendix 2 hereto.

“Junior Facility” means a junior credit facility for an aggregate principal amount of $25,000,000 provided by the lenders thereto (being, as at the date of this letter, Bank of Scotland plc) to the Company and certain of its Affiliates on the terms summarised in the Termsheet.

“New Security” means Security granted in favour of the Security Trustee over the same assets that are the subject of the Security which has (i) been constituted by the existing Security Documents and (ii) not been released before the date of this letter by the Security Trustee pursuant to the Finance Documents.

“Termsheet” means the termsheet set out in Appendix 1 hereto.
2.	CONSENTS

2.1	Facility Agreement

We confirm in our capacity as Agent, subject to paragraph 2.3 (Conditions) below, that:
2.1.1	the Majority Lenders have consented, under clause 23.4.2(G) (Negative pledge), to the grant of the New Security;

2.1.2	the Majority Lenders have consented, under clause 23.6.2(H) (Financial Indebtedness) to the Junior Facility being effected;

2.1.3	the Majority Creditors have agreed, notwithstanding clause 23.7 (Credits and guarantees), that each guarantor under the Junior Facility may give the lenders and the other finance parties under the Junior Facility a guarantee in respect of the Financial Indebtedness and other liabilities arising under the Junior Facility; and

2.1.4	the Majority Lenders have agreed, notwithstanding Clause 23.21.2 (Distributions), that the Junior Facility may restrict the ability of the Obligors and members of the Group to declare, make or pay any dividend, distribution or other payment referred to in Clause 23.21.1 (Distributions).
2.2	Intercreditor Agreement
2.2.1	We understand that the Junior Facility will be effected by the entry of the parties thereto of an amendment and restatement agreement (the “ARA”) pursuant to which the terms of the Existing Second Lien Credit Agreement are, or will be, amended and restated.

2.2.2	We confirm in our capacity as Agent and Security Trustee, subject to paragraph 2.3 (Conditions), that:
(A)	the Majority First Lien Lenders have consented under clause 8.2 (Second Lien Documents) of the Intercreditor Agreement to the amendments to the Existing Second Lien Credit Agreement that are, or to be, effected under the ARA in so far as such amendments result in the Junior Facility being effected on terms summarised in the Termsheet;

(B)	the relevant quorum of Secured Creditors (other than the Second Lien Lenders) has consented to the Intercreditor Amendments.
2.3	Conditions
2.3.1	On the date of this letter, the definition of “Final Maturity Date” set out in clause 1.1 (Definitions) shall be deleted in its entirety and replaced with the following:
“Final Maturity Date” means the earlier of 31 January 2011 and the Reserve Tail Date.
2.3.2	The Intercreditor Amendments shall be made to the Intercreditor Agreement on the date of the ARA and, accordingly, the Intercreditor Agreement (as amended) shall govern (i) the relationship between the Creditors under the Junior Facility and the other Secured Creditors and (ii) the ability of the Creditors under the Junior Facility to take any action with respect to the New Security.

2.3.3	The Obligors shall pay, on or before the three Business Day after the date of this letter, to the Agent (for the account of each Lender) a fee equal to 0.20% of that Lender’s Commitment as at the date of this letter.
3.	GENERAL

3.1	Governing law

This letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

3.2	Miscellaneous
3.2.1	This letter is a Finance Document.

3.2.2	This letter may be executed in any number of counterparts, and this has the same effect as if signatures in the counterparts were on a single copy of this letter.

3.2.3	Please confirm your agreement to the terms of this letter by counter-signing this letter or a copy of it.
Yours faithfully

/s/ Remi Collonges-Duflouleur For and on behalf of	/s/ Aurelie Guth
BNP PARIBAS (AS AGENT AND SECURITY TRUSTEE)

WE AGREE TO THE TERMS OF THIS LETTER.

/s/ J. Michael Kirksey For and on behalf of
ENDEAVOUR INTERNATIONAL CORPORATION

/s/ J. Michael Kirksey For and on behalf of
ENDEAVOUR OPERATING CORPORATION

/s/ J. Michael Kirksey For and on behalf of
ENDEAVOUR ENERGY NEW VENTURES INC. COMPANY

/s/ J. Michael Kirksey For and on behalf of
END MANAGEMENT COMPANY

/s/ J. Michael Kirksey For and on behalf of
ENDEAVOUR ENERGY NORTH SEA, L.P.

/s/ J. Michael Kirksey For and on behalf of
ENDEAVOUR ENERGY NORTH SEA LLC

/s/ J. Michael Kirksey For and on behalf of
ENDEAVOUR INTERNATIONAL HOLDING B.V.

/s/ J. Michael Kirksey For and on behalf of
ENDEAVOUR ENERGY NETHERLANDS B.V.

/s/ J. Michael Kirksey For and on behalf of
ENDEAVOUR ENERGY UK LIMITED

/s/ J. Michael Kirksey For and on behalf of
ENDEAVOUR NORTH SEA LIMITED